UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

PREMIER FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-26850 (Commission File No.)	34-1803915 (IRS Employer I.D. No.)

         601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

                                     Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PFC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Long Term Incentive Program

On February 15, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Premier Financial Corp. (the “Company”) adopted a revised Long Term Incentive Program (“LTIP”) and related Long Term Incentive Plan Performance Share Units Award Agreement (“PSU Award Agreement”) and Restricted Stock Award Agreement (“RSA Agreement”) for awards to be made to our named executive officers and other key executives under the Company’s 2018 Equity Incentive Plan and the Company’s Amended and Restated 2015 Long Term Incentive Plan (collectively, the “Registered Plans”).

The PSU Award Agreement grants to the grantee a target award (“Target Award”) represented as performance share units (“PSUs”). Each PSU represents the right to receive one common share of the Company’s common stock, subject to the terms and conditions of the LTIP Award Agreement and the relevant Registered Plan. The Target Award for each grantee is determined as a percentage of base salary and translated into PSUs based upon the average price of a common share of the Company over twenty trading days. The PSU Award Agreement contemplates a three-year performance period, beginning on January 1 of the year of grant.

The actual awards that will vest under the PSU Award Agreement depend on the level of achievement of certain performance measures set forth in the PSU Award Agreement over the performance period. All determinations of whether the performance measures have been achieved, any adjustments attributed to changes in average base salary, the actual award earned by the grantee, and all other matters related to a Target Award will be made by the Committee in its sole discretion.

The performance measures are 3-year average core ROA and 3-year relative Total Shareholder Return, each of which will be weighted 50% and evaluated relative to a “peer group” of organizations set forth in the PSU Award Agreement:

		Evaluated	Performance Goals
Performance Measure	Weight	vs.	Threshold	Target	Superior
3-year Average Core ROA	50%	Peers	25th %ile	50th %ile	75th %ile
3-year Total Shareholder Return (rTSR)	50%	Peers	25th %ile	50th %ile	75th %ile
Payout for Performance Level (% of Target Opportunity):			50%	100%	150%

The LTIP also provides for the award of restricted stock through the RSA Agreement. Vesting of restricted stock is conditioned upon the grantee remaining employed by the Company through a specified vesting period.

The PSU Award Agreement and RSA Agreement both contain a non-solicitation covenant that applies during the recipient’s employment and for a period of 12 months thereafter.

The foregoing description of the LTIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the LTIP, the PSU Award Agreement, and the RSA Agreement that are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, each of which is incorporated herein by reference.

On February 15, 2022, the Committee approved the following PSU Target Awards under the LTIP for each of the following named executive officers:

Executive Officer	Number of Target PSUs Awarded
Gary M. Small	9,346
Paul D. Nungester	3,999
Matthew T. Garrity	3,954
Varun Chandhok	3,578
Jason L. Gendics	1,699

Short Term Incentive Program

On February 15, 2022, the Committee also adopted a revised Short Term Incentive Program (“STIP”) for awards to be made to our named executive officers and other employees.

An award under the STIP entitles the recipient to receive a cash award based on the Company’s performance against corporate goals and individual goals established by the Committee annually. A “Target STIP Award” is identified at the time of grant and is determined as a percentage of the recipient’s base salary. The actual award to be paid to the recipient is variable based on whether threshold, target, or maximum performance levels are met with respect to the pre-established corporate performance goals. The Committee will certify performance results relative to the level of achievement with respect to the corporate performance goals.

The following STIP Target Awards, payable in 2023 with respect to the Company’s and individual’s performance in 2022, have been granted:

Executive Officer	2022 Base Salary (anticipated)	STIP Target Award (as a percentage of Base Salary)
Gary M. Small	591,250	50%
Paul D. Nungester	345,397	35%
Matthew T. Garrity	341,445	40%
Varun Chandhok	309,000	35%
Jason L. Gendics	236,900	40%

The foregoing description of the STIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the STIP that is attached hereto as Exhibit 10.4, which is incorporated herein by reference.

Item 9.01 (d) Exhibits.

10.1	Premier Financial Corp. Long Term Incentive Program

10.2	Premier Financial Corp. Form of Long Term Incentive Plan Performance Share Units Award Agreement

10.3	Premier Financial Corp. Restricted Stock Award Agreement

10.4	Premier Financial Corp. Short Term Incentive Program

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PREMIER FINANCIAL CORP.

By:	/s/ Shannon M. Kuhl
Shannon M. Kuhl
Chief Legal Officer

Date: February 22, 2022

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